Exhibit 10.22

GUARANTY OF RECOURSE OBLIGATIONS, INTEREST AND COMPLETION

THIS GUARANTY OF RECOURSE OBLIGATIONS, INTEREST AND COMPLETION (“Guaranty”) is executed as of [       ], 20[    ], by ReAlpha Asset Management, Inc., an Ohio corporation, having an address at 6515 Longshore Loop, Suite 100, Dublin, Ohio 43017 (“Guarantor”), for the benefit of CHURCHILL FUNDING I LLC, a Delaware limited liability company, having an address at 450 West 14th Street, New York, New York 10014 (together with its successors and assigns, “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Promissory Note, dated of even date herewith, executed by reAlpha Acquisitions Churchill, LLC, a Delaware limited liability company (“Borrower”), and payable to the order of Lender in the original principal amount of

$[    ] or so much thereof as is advanced (together with all renewals, modifications, increases and extensions thereof, the “Note”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Loan”) which is made pursuant to that certain Loan Agreement, dated of even date herewith, between Borrower and Lender (the “Loan Agreement”; together with the Note and all other documents executed and delivered in connection with the Loan, collectively, the “Loan Documents”). Capitalized terms used in this Guaranty and not specifically defined herein have the meaning provided in the Loan Agreement; and

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and

WHEREAS, the Guarantor is the owner of a direct or indirect interest in Borrower and Guarantor will directly benefit from Lender’s making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1 Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2 Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means the obligations or liabilities of Borrower to Lender which shall be joint and several for:

(A) any Losses arising out of or in connection with any of the occurrences set forth in Section 9.4(b) of the Loan Agreement, as if such section was fully set forth herein in its entirety;

(B) the entire Debt shall become fully recourse to Guarantor arising out of or in connection with any one or more occurrences set forth in Section 9.4(c) of the Loan Agreement, as if such section was fully set forth herein in its entirety;

(C) payment in full of all interest (at the applicable rate(s) payable as provided in the Loan Agreement, including the Default Rate) and late charges due on the Loan; and

(D) Borrower’s obligation to complete the Required Capital Expenditures in accordance with the applicable provisions and requirements of the Loan Agreement, subject to the provisions below:

(a) Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement arising from Borrower’s failure to complete the Required Capital Expenditures in accordance with the terms and provisions of the Loan Agreement, in addition to all of Lender’s other rights hereunder and under the Loan Documents, Lender will have the option, but not the obligation, to be exercised in its sole discretion, to (i) require Guarantor to complete the Required Capital Expenditures or (ii) complete the Required Capital Expenditures itself or with a third party in accordance with Section 7.3.3(c) of the Loan Agreement. In the event that Lender elects to complete the Required Capital Expenditures itself or to cause a third party to complete the Required Capital Expenditures, Guarantor shall pay to Lender the applicable Actual Damages promptly upon demand therefor. For the purposes of this Section 1.2(D), the term “Actual Damages” shall mean an amount equal to the actual out-of-pocket costs incurred by Lender or such third party in completing the Required Capital Expenditures in accordance with the Loan Agreement, in excess of any undisbursed amount of the Loan proceeds and any amounts deposited with Lender under the Loan Agreement that are allocated for purposes of paying the costs of such Required Capital Expenditures.

(b) If Guarantor is requested to complete the Required Capital Expenditures, then within thirty (30) Business Days after written demand by Lender, Guarantor will promptly commence such construction obligations. The completion costs of the Required Capital Expenditures shall be paid by Guarantor and Guarantor shall cause the Required Capital Expenditures to be fully completed in compliance with and within the times specified in the Loan Agreement, provided that Lender makes all Required Capital Expense Reserve Funds allocated for purposes of paying the costs of such Required Capital Expenditures available to Guarantor (or the applicable contractor or materials supplier to whom payment is owed) upon compliance with this Guaranty and all applicable terms and conditions relating to disbursement of such funds in accordance with the terms of the Loan Agreement (other than an Event of Default due solely to Borrower’s failure to complete the Required Capital Expenditures by the date for completion set forth in Section 7.3.3(a) of the Loan Agreement).

(c) If Guarantor fails to commence construction of the Required Capital Expenditures with respect to the Property within thirty (30) Business Days after Lender’s written notice, or to thereafter diligently perform the same until completion of the Required Capital Expenditures, Lender may elect at any time, upon written notice to Guarantor, to exercise any other remedy provided herein (including, without limitation, completing the Required Capital Expenditures itself or causing a third party to complete the Required Capital Expenditures as provided above, in which case, Guarantor shall pay to Lender the applicable Actual Damages promptly upon demand thereto). No such actions by Lender shall release or limit the liability of Guarantor. Neither Lender’s election to enforce this Guaranty[, nor Lender’s disbursing Required Capital Expense Reserve Funds,] nor any other action taken by Lender under this paragraph, shall constitute a waiver of any Event of Default of Borrower under the Loan Documents or in any way limit or impair any other guaranty or collateral held by Lender.

(d) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN ADDITION TO ALL OF THE LENDER’S OTHER RIGHTS HEREUNDER AND UNDER THE LOAN DOCUMENTS, WHETHER OR NOT THE LENDER SHALL ELECT TO COMPLETE THE REQUIRED CAPITAL EXPENDITURES IN ACCORDANCE WITH THIS CLAUSE (F), THE LENDER SHALL HAVE THE OPTION, IN ITS SOLE DISCRETION, TO REQUIRE THAT THE GUARANTOR PAY (IN SUCH EVENT, AS THE GUARANTORS’ SOLE LIABILITY HEREUNDER WITH RESPECT BORROWER’S OBLIGATION TO COMPLETE THE REQUIRED CAPITAL EXPENDITURES IN ACCORDANCE WITH THE APPLICABLE PROVISIONS AND REQUIREMENTS OF THE LOAN AGREEMENT) TO THE LENDER AS LIQUIDATED DAMAGES AN AMOUNT EQUAL TO THE COSTS REQUIRED TO COMPLETE THE REQUIRED CAPITAL EXPENDITURES (LESS THE AMOUNT OF REMAINING UNDISBURSED REQUIRED CAPITAL EXPENSE RESERVE FUNDS). FOR PURPOSES OF THIS PARAGRAPH, THE AFORESAID COSTS SHALL BE EQUAL TO THE AMOUNT OF SUCH COSTS AS ESTIMATED BY LENDER OR LENDER’S CONSTRUCTION CONSULTANT IN ITS REASONABLE AND GOOD FAITH DETERMINATION. SUCH PAYMENT SHALL BE DUE NO LATER THAN THIRTY (30) DAYS FOLLOWING THE GIVING OF A WRITTEN DEMAND THEREFOR FROM THE LENDER. IT IS AGREED THAT IF THE LENDER SO ELECTS TO RECEIVE SUCH PAYMENT, ANY SUCH PAYMENT SHALL BE RETAINED BY THE LENDER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE ACTUAL DAMAGES OF THE LENDER IN SUCH EVENT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS GUARANTY, THE LIQUIDATED DAMAGES AMOUNT AS DETERMINED IN ACCORDANCE WITH THE FOREGOING IS A REASONABLE ESTIMATE OF THE DAMAGES THAT THE LENDER WOULD INCUR IN THE EVENT THAT THE BORROWER HAS NOT TIMELY AND FULLY COMPLETED THE REQUIRED CAPITAL EXPENDITURES IN ACCORDANCE WITH THE LOAN AGREEMENT. THE PAYMENT OF THE LIQUIDATED DAMAGES AMOUNT TO THE LENDER UNDER THE CIRCUMSTANCES PROVIDED FOR HEREIN IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO THE LENDER.

Notwithstanding anything to the contrary in any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents.

1.3 Nature of Guaranty. With respect to the Guaranteed Obligations only, this Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower (except the defense of payment), or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6 No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7 Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Security Instrument or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (v) the occurrence of an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.8 Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

1.9 Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until such time that the Lender has been paid in full.

1.11 Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.

2.3 Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Borrower has valid defenses (except the defense of payment), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5 Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10 Offset. The Guaranteed Obligations of the Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower (other than the defense of payment) against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11 Merger. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.

2.12 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, each of the individuals constituting Guarantor represents and warrants to Lender as follows:

3.1 Benefit. Such Guarantor has a direct or indirect ownership interest in Borrower and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2 Familiarity and Reliance. Such Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Obligations; however, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3 No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Guaranty.

3.4 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, such Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5 Legality. The execution, delivery and performance by such Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of such Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Guarantor’s actual knowledge, threatened against or affecting Guarantor, which actions, suits or proceedings, if determined against Guarantor, would materially adversely affect the financial condition of Guarantor.

3.7 Solvency. Guarantor has (i) not executed this Guaranty and the other Loan Documents to which Guarantor is a party with the actual intent to hinder, delay or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under this Guaranty and the other Loan Documents to which Guarantor is a party. No petition in bankruptcy has been filed against Guarantor in the last ten (10) years, and Guarantor has not in the last ten (10) years made an assignment for the benefit of creditors or taken advantage of any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors (“Creditors Rights Law”). Guarantor is not contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of Guarantor’s assets, and Guarantor has no knowledge of any Person contemplating the filing of any such petition against Guarantor.

3.8 Survival. All representations and warranties made by such Guarantor herein shall survive the execution hereof.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. After the occurrence and during the continuance of an Event of Default or an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, and notice thereof given by Lender to Guarantor (except that no such notice to Guarantor shall be required if notice of such Event of Default, default or event shall have previously been given by Lender to Borrower), Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender effective from and after the commencement of any such proceeding. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which by this Guaranty is required to be paid to Lender, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4 Liens Subordinate. Until the Guaranteed Obligations are indefeasibly paid in full, Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Until the Guaranteed Obligations are indefeasibly paid in full, without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE V

DEFAULTS

5.1 Default. The occurrence of any of the following events shall constitute an event of default hereunder and under the Loan Agreement:

(a) the death or permanent mental incapacity of Guarantor (as determined by a court of competent jurisdiction);

(b) a default in the payment of any sums when due under this Guaranty;

(c) if any representation or warranty made or deemed made by Guarantor hereunder or which is contained in any certificate, document or financial or other statement furnished at any time under this Guaranty or in connection herewith, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(d) Guarantor shall default in the observance or performance of any non- monetary or non-financial covenant or agreement contained herein and such default shall continue unremedied for a period of thirty (30) days following receipt of notice of such default from Lender.

ARTICLE VI

GUARANTOR COVENANTS

6.1 Financial Information. Guarantor shall furnish to Lender the following:

(a) within sixty (60) days after the close of each calendar year updated personal financial statements prepared by a certified public accountant of recognized standing-satisfactory to Lender, in Lender’s discretion, and certified by Guarantor;

(b) concurrently with Guarantor’s filing with any governmental agency, certified copies of Guarantor’s filed federal and state tax returns;

(c) within five (5) Business Days of receipt, copies of any default notices received by Guarantor in respect of any Indebtedness of Guarantor;

(d) within five (5) Business Days after the end of each calendar quarter, a certificate signed by Guarantor setting forth in reasonable detail Guarantor’s Net Worth and Liquid Assets; and

(e) such other information concerning the business operation or financial condition of Guarantor as Lender may from time to time require, in Lender’s discretion.

6.2 Certification. All financial information of Guarantor shall be (i) delivered in duplicate and (ii) certified by Guarantor as being true, complete and correct.

6.3 Lender Verification. Lender may, during the existence of any monetary or other material Event of Default, at Guarantor’s sole cost and expense, require or order the audit and verification of any such financial statements by the same or other independent certified public accountants, and upon request of Lender, Guarantor shall make available to Lender convenient facilities at the office of Guarantor for the conduct of such audit and verification. To the extent an audit has been commenced following the occurrence of an Event of Default, and during the course of such audit, Guarantor cures the applicable Event of Default, Lender shall nevertheless have the right to complete and conclude such audit in accordance with the terms of this Section 6.3.

6.4 Covenants. Until all of the Obligations and the Guaranteed Obligations have been indefeasibly paid in full, Guarantor shall at all times maintain (A) a Net Worth in excess of $[                      ],1 and (B) Liquid Assets having a market value of at least $[____________ ].2

6.5 Prohibited Transactions. Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate, including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock in Guarantor or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein, in either case, which could have the effect of reducing the Net Worth of Guarantor.

6.6 Definitions. As used in this Article VI, the following terms shall have the respective meanings set forth below:

(A) “Liquid Assets” shall mean unrestricted and unencumbered assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

(B) “Net Worth” shall mean, as of a given date, (x) the total tangible assets of Guarantor as of such date, which total assets shall exclude any direct or indirect interest attributable to the Property, less (y) Guarantor’s total liabilities as of such date, determined in accordance with GAAP.

ARTICLE VII

MISCELLANEOUS

7.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

[1]	To equal 100% of the Facility Loan amount.

[2]	To equal 10% of the Facility Loan amount.

7.2 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 7.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (c) on the next Business Day if sent by an overnight commercial courier for next Business Day delivery, in each case addressed to the parties as follows:

If to Lender: Churchill Funding I LLC

450 West 14th Street,

New York, New York 10014

Attention:	Robert Dakis, Esq.

With a copy to: King & Spalding LLP

1185 Avenue of the Americas 34th Floor

New York, New York 10036

Attention:	Jared S. Zaben, Esq.

If to Guarantor: ReAlpha Asset Management, Inc.

6515 Longshore Loop, Suite 100

Dublin, OH 43017

Attention:	Mike Logozzo, CFO

With a copy to: Brouse McDowell

600 Superior Avenue East Suite 1600

Cleveland, Ohio 44114

Attention:	Molly Z. Brown, Esq.

7.3 Governing Law. THIS GUARANTY IS, AND SHALL BE DEEMED TO BE, A CONTRACT ENTERED INTO UNDER AND PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE. NO DEFENSE GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR COUNTRY SHALL BE INTERPOSED IN ANY ACTION OR PROCEEDING HEREON UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK.

7.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

7.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

7.6 Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

7.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

7.8 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

7.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

7.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

7.11 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

7.12 Waiver of Right To Trial By Jury. GUARANTOR AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND GUARANTOR IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

7.13 Jurisdiction. FOR ANY CLAIM, ACTION, OR DISPUTE ARISING UNDER, OR TO INTERPRET OR APPLY, THIS GUARANTY, OR TO RESOLVE ANY DISPUTE ARISING UNDER THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES, GUARANTOR AND LENDER EACH IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, NEW YORK, AND APPELLATE COURTS FROM ANY OF SUCH COURTS. GUARANTOR AND LENDER EACH IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY HAVE AT ANY TIME TO VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, INCLUDING ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING SO BROUGHT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS GUARANTY SHALL BE DEEMED TO PRECLUDE LENDER FROM BRINGING ANY SUIT, ACTION, OR PROCEEDING RELATING TO THIS GUARANTY OR THE DEBT IN ANY OTHER JURISDICTION WHERE LENDER COULD OTHERWISE PROPERLY BRING SUCH SUIT, ACTION, OR PROCEEDING. GUARANTOR AND LENDER EACH FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO GUARANTOR OR LENDER AT THE ADDRESS SET FORTH ABOVE, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

7.14 Termination and Reinstatement in Certain Circumstances. Except as set forth herein, this Guaranty shall expire and terminate upon the full and complete payment and satisfaction of the indebtedness evidenced by the Loan Documents. Notwithstanding the foregoing, if at any time any payment of the principal of or interest under the Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

7.15 Other Guaranties. The obligations of Guarantor hereunder are separate and distinct from, and in addition to (and shall not be limited by), the obligations of any other Person now or hereafter arising under any other Guaranties, including the Guaranty (Devanur). Lender’s enforcement hereof, and receipt of any amounts hereunder with respect to the Guaranteed Obligations, shall not be limited by (a) any recovery of Lender under any of the other Guaranties, (b) the receipt by Lender of any amounts paid by Borrower or any other Person (other than a payment by Guarantor of a claim expressly made by Lender pursuant to this Guaranty) to Lender with respect to the Debt, or (c) any recovery of Lender under any of the other Loan Documents or any realization by Lender on any collateral for the Loan; provided, that, notwithstanding anything to the contrary contained herein, if there are any “Guaranteed Obligations” hereunder that are also “Guaranteed Obligations” under any of the other Guaranties, Lender may only collect such “Guaranteed Obligations” once, although Lender may elect in its sole discretion whether to collect such “Guaranteed Obligations” under this Guaranty or under such other Guaranty

[Signature Page Follows]

IN WHEREOF, the Guarantor has duly executed this Guaranty the day and year first above set forth.

I.	REALPHA ASSET MANAGEMENT, INC.

By:	Name: Michael Logozzo

Title: Chief Financial Officer and Director of Operations